EXHIBIT 1
FORM OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
FIDELITY NATIONAL FINANCIAL, INC.

Fidelity National Financial, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

First:  The Corporation was originally incorporated under the name “Fidelity National Title Group, Inc.” The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 24, 2005.

Second:  The Corporation’s Second Amended and Restated Certificate of Incorporation was filed November 9, 2006, and in connection therewith, the Corporation’s name was changed to Fidelity National Financial, Inc.

Third:  The Corporation’s Third Amended and Restated Certificate of Incorporation was filed June 7, 2013.

Fourth:  This Fourth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

Fifth:  This Fourth Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Corporation’s Third Amended and Restated Certificate of Incorporation.

Sixth:  The text of this Fourth Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I
NAME

The name of the Corporation is “Fidelity National Financial, Inc.”

ARTICLE II
REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at that address is “The Corporation Trust Company.”

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (as the same may be amended from time to time, “DGCL”).

ARTICLE IV
CAPITAL STOCK

Section 4.1 The total number of shares of all classes of stock which the Corporation shall have authority to issue is 650,000,000, which will be divided into the following classes:

a)	600,000,000 shares will be of a class designated Common Stock, par value $0.0001 per share (“Common Stock”), such class to be divided as provided in Section A of this Article IV; and

b)	50,000,000 shares will be of a class designated preferred stock, par value $0.0001 per share (“Preferred Stock”), such class to be issuable in series as provided in Section 4.2 of this Article IV.

Upon this Fourth Amended and Restated Certificate of Incorporation (as it may from time to time hereafter be amended or restated, this “Restated Certificate”) becoming effective pursuant to the DGCL (the “Effective Time”), (i) each share of Class A Common Stock, par value $0.0001 per share (“Old Class A Common Stock”), issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified as one validly issued, fully paid and non-assessable share of FNF Common Stock (as defined below) and 0.3333 of a validly issued, fully paid and non-assessable share of FNFV Common Stock (as defined below), without any action of the holder thereof. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Class A Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the shares of the FNF Common Stock and FNFV Common Stock.

The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:

SECTION A

COMMON STOCK

1. General.

487,000,000 shares of Common Stock will be of a class designated FNF Group Common Stock (the “FNF Common Stock”).  113,000,000 shares of Common Stock will be of a class designated FNFV Group Common Stock (the “FNFV Common Stock”).

2. FNF Common Stock and FNFV Common Stock.

(a) Voting.

Each share of FNF Common Stock will be identical in all respects and will have equal rights, powers and privileges.

Each share of FNFV Common Stock will be identical in all respects and will have equal rights, powers and privileges.

(i) Voting Generally.  Except (A) as may otherwise be provided in this Certificate, (B) as may otherwise be required by the laws of the State of Delaware or (C) as may otherwise be provided in any Preferred Stock Designation, the holders of shares of FNF Common Stock, the holders of shares of FNFV Common Stock, and the holders of shares of each series of Preferred Stock that is designated as a Voting Security and is entitled to vote thereon in accordance with the terms of the applicable Preferred Stock Designation will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation and irrespective of the provisions of Section 242(b)(2) of the DGCL, any proposed amendment to this Certificate that (i) would increase (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established, or (ii) decrease (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock (as the case may be) then outstanding)), and no separate class or series vote of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter.

(ii) Special Voting Rights in Connection with Dispositions.

(A)           If the Board of Directors, at its election, determines to seek the approval of the holders of FNF Voting Securities entitled to vote thereon to classify a proposed FNF Group Disposition as an Exempt FNF Group Disposition, then such proposed FNF Group Disposition will constitute an Exempt FNF Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of FNF Voting Securities representing a majority of the aggregate voting power of FNF Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

(B)           If the Board of Directors, at its election, determines to seek the approval of the holders of FNFV Voting Securities entitled to vote thereon to classify a proposed FNFV Group Disposition as an Exempt FNFV Group Disposition, then such proposed FNFV Group Disposition will constitute an Exempt FNFV Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of FNFV Voting Securities representing a majority of the aggregate voting power of FNFV Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

(C)           Any vote taken pursuant to clause (A) or (B) of this paragraph (a)(ii) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required pursuant to Article IX of this Certificate or the DGCL to be taken with respect to the applicable Disposition.

(iii) Special Voting Rights in Connection with Certain Redemptions.

(A)           If the Corporation proposes to redeem outstanding shares of FNF Common Stock for securities of a Subsidiary pursuant to paragraph (e)(i) of this Section A.2., such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of FNF Voting Securities representing a majority of the aggregate voting power of FNF Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (an “FNF Group Redemption Stockholder Approval”).

(B) If the Corporation proposes to redeem outstanding shares of FNFV Common Stock for securities of a Subsidiary pursuant to paragraph (f)(i) of this Section A.2., such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of FNFV Voting Securities representing a majority of the aggregate voting power of FNFV Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (an “FNFV Group Redemption Stockholder Approval”).

(C) Any vote taken pursuant to clause (A) or (B) of this paragraph (a)(iii) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required by the DGCL to be taken with respect to the applicable redemption.

(b) Conversion Rights.

(i) Conversion of FNFV Common Stock into FNF Common Stock at the Option of the Corporation.

(A) At the option of the Corporation, exercisable at any time by resolution of its Board of Directors:  (I) each share of FNFV Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of FNF Common Stock equal to the FNFV/FNF Group Optional Conversion Ratio.

(B) For purposes of this paragraph (b)(i), the “FNFV/FNF Group Optional Conversion Ratio” means the amount (calculated to the nearest five decimal places) obtained by multiplying the Applicable Conversion Percentage as of the Determination Date by the amount (calculated to the nearest five decimal places) by the amount obtained by dividing (I) the Average Market Value of the FNFV Reference Share over the 10-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the

FNF Reference Share over the 10-Trading Day period ending on the Trading Day preceding the Determination Date.

(C) If the Corporation determines to convert shares of FNFV Common Stock into FNF Common Stock pursuant to this paragraph (b)(i), such conversion will occur on an FNFV Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (f)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the FNFV/FNF Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the FNFV/FNF Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of FNFV Common Stock into shares of FNF Common Stock, a new FNFV Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(i).

(D) The Corporation will not convert shares of FNFV Common Stock into shares of FNF Common Stock pursuant to this paragraph (b)(i) without converting all outstanding shares of FNFV Common Stock into shares of FNF Common Stock, in each case, in accordance with this paragraph (b)(i).

(ii) Conversion of FNF Common Stock into FNFV Common Stock at the Option of the Corporation.

(A) At the option of the Corporation, exercisable at any time by resolution of its Board of Directors:  (I) each share of FNF Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of FNFV Common Stock equal to the FNF/FNFV Group Optional Conversion Ratio.

(B) For purposes of this paragraph (b)(ii), the “FNF/FNFV Group Optional Conversion Ratio” means the amount (calculated to the nearest five decimal places) obtained by multiplying the Applicable Conversion Percentage as of the Determination Date by the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the FNF Reference Share over the 10-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the FNFV Reference Share over the 10-Trading Day period ending on the Trading Day preceding the Determination Date.

(C) If the Corporation determines to convert shares of FNF Common Stock into FNFV Common Stock pursuant to this paragraph (b)(ii), such conversion will occur on an FNF Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (e)(iv) of this Section A.2.  If the Corporation determines not to undertake such conversion following the determination of the FNF/FNFV Group Optional Conversion Ratio, the

Corporation may at any time thereafter establish a new Determination Date, in which event the FNF/FNFV Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of FNF Common Stock into shares of FNFV Common Stock, a new FNF Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(ii).

(D) The Corporation will not convert shares of FNF Common Stock into shares of FNFV Common Stock pursuant to this paragraph (b)(ii) without converting all outstanding shares of FNF Common Stock into shares of FNFV Common Stock, in each case, in accordance with this paragraph (b)(ii).

(c) Dividends Generally.

(i) Dividends on FNF Common Stock.  Subject to the applicable terms of any Preferred Stock Designation, dividends on the FNF Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the FNF Group Available Dividend Amount.

If the FNF Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the FNF Common Stock, then concurrently with the payment of any dividend on the outstanding shares of FNF Common Stock:

(A) if such dividend consists of cash, securities (other than shares of FNF Common Stock or FNFV Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (an “FNF Group Inter-Group Dividend”) to the FNFV Group an aggregate amount of cash, securities or other assets, or a combination thereof (the “FNF Group Inter-Group Dividend Amount”), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of FNF Common Stock, as determined by the Board of Directors or (II) increase the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the FNF Group Inter-Group Dividend Amount, by (y) the Fair Value of the FNF Reference Share as of the “ex” date or any similar date for such dividend;

(B) if such dividend consists of shares of FNF Common Stock, the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group

Inter-Group Interest as of the record date for such dividend, by (y) the FNF Group Share Distribution Ratio applicable to such dividend; or

(C) if such dividend consists of shares of FNFV Common Stock, subject to paragraph (d)(i)(B), the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest will be decreased, but not below zero, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of FNFV Common Stock distributed to holders of FNF Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest as of the record date for such dividend, by (y) the FNFV Group Share Distribution Ratio applicable to such dividend.

In the case of a dividend paid pursuant to clause (D) of paragraph (e)(ii) of this Section A.2. in connection with an FNF Group Disposition, the FNF Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of FNF Common Stock converted into FNFV Common Stock in connection with such FNF Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of FNF Common Stock received in connection with such FNF Group Disposition.

An FNF Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

(ii) Dividends on FNFV Common Stock.  Subject to the applicable terms of any Preferred Stock Designation, dividends on the FNFV Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the FNFV Group Available Dividend Amount.

If the FNFV Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the FNFV Common Stock, then concurrently with the payment of any dividend on the outstanding shares of FNFV Common Stock:

(A) if such dividend consists of cash, securities (other than shares of FNFV Common Stock or FNF Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (an “FNFV Group Inter-Group Dividend”) to the FNF Group an aggregate amount of cash, securities or other assets, or a combination thereof (the “FNFV Group Inter-Group Dividend Amount”), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of FNFV Common Stock, as determined by the Board of Directors or (II) increase the Number of Shares

Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the FNFV Group Inter-Group Dividend Amount, by (y) the Fair Value of the FNFV Reference Share as of the “ex” date or any similar date for such dividend;

(B) if such dividend consists of shares of FNFV Common Stock, the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as of the record date for such dividend, by (y) the FNFV Group Share Distribution Ratio applicable to such dividend; or

(C) if such dividend consists of shares of FNF Common Stock, subject to paragraph (d)(ii)(B), the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest will be decreased, but not below zero, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of FNF Common Stock distributed to holders of FNFV Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as of the record date for such dividend, by (y) the FNF Group Share Distribution Ratio applicable to such dividend.

In the case of a dividend paid pursuant to clause (D) of paragraph (f)(ii) of this Section A.2. in connection with an FNFV Group Disposition, the FNFV Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of FNFV Common Stock converted into FNF Common Stock in connection with such FNFV Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of FNFV Common Stock received in connection with such FNFV Group Disposition.

An FNFV Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

(iii) Discrimination Between or Among Classes of Common Stock.  Subject to the provisions of paragraphs (c) and (d) of this Section A.2., the Board of Directors will have the authority and discretion to declare and pay (or to refrain from declaring and paying) dividends, including, without limitation, dividends consisting of Share Distributions, on outstanding shares of FNF Common Stock or FNFV Common Stock, and in equal or unequal amounts, or only on the FNF Common Stock or the FNFV Common Stock (subject to applicable law), notwithstanding the relationship between or among the FNF Group Available Dividend Amount and the FNFV Group Available Dividend Amount, or the respective amounts of prior dividends declared on, or the liquidation rights of, the FNF Common Stock or the FNFV Common Stock, or any other factor.

(d) Share Distributions.

(i) Distributions on FNF Common Stock.  If at any time a Share Distribution is to be made with respect to the FNF Common Stock, then, in addition to the applicable requirements of paragraph (c)(i) of this Section A.2., such Share Distribution may be declared and paid only as follows:

(A) a Share Distribution consisting, at the election of the Board of Directors, of: shares of FNF Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of FNF Common Stock) may be declared and paid to holders of FNF Common Stock, on an equal per share basis;

(B) a Share Distribution consisting, at the election of the Board of Directors, of: shares of FNFV Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of FNFV Common Stock) may be declared and paid to holders of FNF Common Stock, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of FNFV Common Stock to be so distributed pursuant to this paragraph (d)(i)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of FNFV Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the FNF Group, plus (z) if the FNF Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of FNFV Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the FNFV Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest; or

(C) a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than FNF Common Stock or FNFV Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of FNF Common Stock or FNFV Common Stock), may be declared and paid, at the election of the Board of Directors, on the basis of a distribution of identical securities, on an equal per share basis, to holders of FNF Common Stock.

(ii) Distributions on FNFV Common Stock.  If at any time a Share Distribution is to be made with respect to the FNFV Common Stock, then, in addition to the applicable requirements of paragraph (c)(ii) of this Section A.2., such Share Distribution may be declared and paid only as follows:

(A) a Share Distribution consisting, at the election of the Board of Directors, of: shares of FNFV Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of FNFV Common Stock) may be declared and paid to holders of FNFV Common Stock, on an equal per share basis;

(B) a Share Distribution consisting, at the election of the Board of Directors, of: shares of FNF Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of FNF Common Stock) may be declared and paid to holders of FNFV Common Stock, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of FNF Common Stock to be so distributed pursuant to this paragraph (d)(ii)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of FNF Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the FNFV Group, plus (z) if the FNFV Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of FNF Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the FNF Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest; or

(C) a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than FNFV Common Stock or FNF Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of FNFV Common Stock or FNF Common Stock), may be declared and paid, at the election of the Board of Directors, on the basis of a distribution of identical securities, on an equal per share basis, to holders of FNFV Common Stock.

(e) Redemption and Other Provisions Relating to the FNF Common Stock.

(i) Redemption for Securities of one or more FNF Group Subsidiaries.  At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the FNF Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, but subject (in addition to any other approval of the Corporation’s stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the FNF Group Redemption Stockholder Approval (and, to the extent applicable, the FNFV

Group Redemption Stockholder Approval), redeem outstanding shares of FNF Common Stock (such shares of FNF Common Stock to be redeemed, the “FNF Group Redemption Shares”) for securities of such Subsidiary (a “Distributed FNF Group Subsidiary”), as provided herein.  The number of FNF Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of FNF Common Stock as of the FNF Group Redemption Selection Date, by (B) the percentage of the Fair Value of the FNF Group that is represented by the Fair Value of the Corporation’s equity interest in the Distributed FNF Group Subsidiary which is attributable to the FNF Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant.  The aggregate number of securities of the Distributed FNF Group Subsidiary to be delivered (the “FNF Group Distribution Subsidiary Securities”) in redemption of the FNF Group Redemption Shares will be equal to:  (A) if the Board of Directors makes an FNF Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed FNF Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation’s equity interest in the Distributed FNF Group Subsidiary that is represented by the Fair Value of the Corporation’s equity interest in the Distributed FNF Group Subsidiary which is attributable to the FNF Group (such product, the “Distributable FNF Group Subsidiary Securities”), by (y) the FNF Group Outstanding Interest Fraction, in each case, as of the FNF Group Redemption Selection Date, or (B) if the Board of Directors does not make an FNF Group Inter-Group Redemption Election, all of the Distributable FNF Group Subsidiary Securities, in each case, subject to adjustment as provided below.  The number of securities of the Distributed FNF Group Subsidiary to be delivered in redemption of each FNF Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of FNF Group Distribution Subsidiary Securities, by (y) the number of FNF Group Redemption Shares.

If the FNF Group Outstanding Interest Fraction is less than one (1) on the FNF Group Redemption Selection Date for any redemption pursuant to this paragraph (e)(i) and if (but only if) the Board of Directors so determines in its discretion (an “FNF Group Inter-Group Redemption Election”), then concurrently with the distribution of the FNF Group Distribution Subsidiary Securities in redemption of FNF Group Redemption Shares, the Corporation will attribute to the FNFV Group an aggregate number of Distributable FNF Group Subsidiary Securities (the “FNF Group Inter-Group Interest Subsidiary Securities”) equal to the difference between the total number of Distributable FNF Group Subsidiary Securities and the number of FNF Group Distribution Subsidiary Securities, subject to adjustment as provided below.  If an FNF Group Inter-Group Redemption Election is made, then:  (I) the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of “Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest” in paragraph (i) of this Section A.2.; (II) the attribution of FNF Group Inter-Group Interest Subsidiary Securities to be made to the FNFV Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of FNF Group Inter-Group Interest Subsidiary Securities to the FNFV Group; and (III) the Board of Directors may determine that the FNF Group Inter-Group Interest

Subsidiary Securities so allocated or transferred to the FNFV Group will be distributed to holders of shares of FNFV Common Stock as a Share Distribution pursuant to paragraph (d)(ii)(C) of this Section A.2.

If at the time of a redemption of FNF Common Stock pursuant to this paragraph (e)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of FNF Common Stock that would become convertible into or exercisable or exchangeable for Distributable FNF Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed FNF Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed FNF Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of FNF Group Redemption Shares, the number of FNF Group Distribution Subsidiary Securities and the number of FNF Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest) to take into account the securities of the Distributed FNF Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

In the event that not all outstanding shares of FNF Common Stock are to be redeemed in accordance with this paragraph (e)(i) for FNF Group Distribution Subsidiary Securities, then the outstanding shares of FNF Common Stock to be redeemed in accordance with this paragraph (e)(i) will be redeemed by the Corporation pro rata among the holders of FNF Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

To the extent that a Distributed FNF Group Subsidiary to be distributed pursuant to this paragraph (e)(i) also holds, directly or indirectly, assets and liabilities attributed to the FNFV Group, then (x) such Distributed FNF Group Subsidiary will also be deemed a Distributed FNFV Group Subsidiary for purposes of paragraph (f)(i) and (y) in connection with the redemption of FNF Group Redemption Shares pursuant to this paragraph (e)(i) the Corporation will also redeem shares of FNFV Common Stock pursuant to the provisions of paragraph (f)(i), subject to the Corporation obtaining the FNF Group Redemption Stockholder Approval and the FNFV Group Redemption Stockholder Approval.  In connection with any such redemption of FNF Common Stock and FNFV Common Stock, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i) and (f)(i), as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group.  In effecting such redemption, the Board of Directors may determine to redeem the FNF Group Redemption Shares and the FNFV Group Redemption Shares in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of FNF Group Redemption Shares to receive FNF Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the FNF Group held by such Subsidiary and (II) with holders of FNFV Group Redemption Shares to receive FNFV Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the FNFV Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed FNF Group Subsidiary set forth in the last paragraph of paragraphs (e)(i) and (f)(i).

Any redemption pursuant to this paragraph (e)(i) will occur on an FNF Group Redemption Date set forth in a notice to holders of FNF Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of FNF Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (e)(iv)(C).

In effecting a redemption of FNF Common Stock pursuant to this paragraph (e)(i), the Board of Directors shall determine to redeem shares of FNF Common Stock in exchange for a single class or series of securities of the Distributed FNF Group Subsidiary on an equal per share basis.  If the Board of Directors has made an FNF Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed FNF Group Subsidiary comprising the FNF Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the FNFV Group will be made by the Board of Directors in its discretion.

(ii) Mandatory Dividend, Redemption or Conversion in Case of FNF Group Disposition.  In the event of an FNF Group Disposition (other than an Exempt FNF Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such FNF Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C) or (D) below, as elected by the Board of Directors:

(A) Subject to the first sentence of paragraph (c)(i) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of FNF Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the FNF Group Allocable Net Proceeds of such FNF Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2.; or

(B) Provided that there are assets of the Corporation legally available therefor and the FNF Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (e)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

(I) if such FNF Group Disposition involves all (not merely substantially all) of the assets of the FNF Group, the Corporation may redeem all outstanding shares of FNF Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the FNF Group Allocable Net Proceeds of such FNF

Group Disposition as of the FNF Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of FNF Common Stock outstanding as of the FNF Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (e)(ii)); or

(II) if such FNF Group Disposition involves substantially all (but not all) of the assets of the FNF Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the FNF Group Allocable Net Proceeds of such FNF Group Disposition as of the FNF Group Redemption Selection Date (the “FNF Group Redemption Amount”) to the redemption of outstanding shares of FNF Common Stock; or

(C) The Corporation may convert each outstanding share of FNF Common Stock into a number (or fraction) of fully paid and non-assessable shares of FNFV Common Stock, equal to the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the FNF Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such FNF Group Disposition, to (II) the Average Market Value of the FNFV Reference Share over the same 10-Trading Day period; or

(D) The Corporation may combine the conversion of a portion of the outstanding shares of FNF Common Stock into FNFV Common Stock as contemplated by clause (C) of this paragraph (e)(ii) with the payment of a dividend on or the redemption of shares of FNF Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (e)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein).  In the event the Board of Directors elects the option described in this clause (D), the portion of the outstanding shares of FNF Common Stock to be converted into fully paid and non-assessable shares of FNFV Common Stock will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) above and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of FNF Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2., or (y) redeem all or a portion of such remaining shares of FNF Common Stock.  The aggregate amount of such dividend, in the case of a dividend, or the portion of the FNF Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the FNF Group Allocable Net Proceeds of such FNF Group Disposition as of, in the case of a dividend, the record date for determining the holders of FNF Common Stock entitled to receive such dividend and, in the case of a redemption, the FNF Group

Redemption Selection Date (in the case of a partial redemption) or the FNF Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of FNF Common Stock in connection with such FNF Group Disposition in accordance with this clause (D) and any related adjustment to the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of FNF Common Stock to be converted into shares of FNFV Common Stock in accordance with this clause (D) and the denominator of which will be the aggregate number of shares of FNF Common Stock outstanding as of the record date, FNF Group Redemption Selection Date or FNF Group Redemption Date used for purposes of clause (I) of this sentence.  In the event of a redemption concurrently with or following any such partial conversion of shares of FNF Common Stock, if the FNF Group Disposition was of all (not merely substantially all) of the assets of the FNF Group, then all remaining outstanding shares of FNF Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the FNF Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (D), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)).  In the event of a redemption concurrently with or following any such partial conversion of shares of FNF Common Stock, if the FNF Group Disposition was of substantially all (but not all) of the assets of the FNF Group, then the number of shares of FNF Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (e)(ii), substituting for the FNF Group Redemption Amount referred to therein the portion of the FNF Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (D), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the FNF Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)).  In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (e)(ii).

For purposes of this paragraph (e)(ii):

(1) as of any date, “substantially all of the assets of the FNF Group” means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the FNF Group as of such date;

(2) in the case of an FNF Group Disposition of assets in a series of related transactions, such FNF Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

(3) if the Board of Directors seeks the approval of the holders of FNF Voting Securities entitled to vote thereon to qualify an FNF Group Disposition as an Exempt FNF Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such FNF Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (e)(ii) and paragraph (e)(iv), and no subsequent vote may be taken to qualify such FNF Group Disposition as an Exempt FNF Group Disposition;

(4) in the event of a redemption of a portion of the outstanding shares of FNF Common Stock pursuant to clause (B)(II) or (D) of this paragraph (e)(ii) at a time when the FNF Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (an “FNF Group Inter-Group Partial Redemption Election”), in its discretion, the Corporation will attribute to the FNFV Group concurrently with such redemption an aggregate amount (the “FNF Group Inter-Group Redemption Amount”) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the FNF Group Net Proceeds and (y) the portion of the FNF Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (D) of this paragraph (e)(ii).  If the Board of Directors makes such election, the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of “Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest” in paragraph (i) of this Section A.2.  The FNF Group Inter-Group Redemption Amount may, at the discretion of the Board of Directors, be reflected by an allocation to the FNFV Group or by a direct transfer to the FNFV Group of cash, securities and/or other assets;

(5) if at the time of an FNF Group Disposition subject to this paragraph (e)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of FNF Common Stock that would give the holders thereof the right to receive any consideration related to such FNF Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the FNF Common Stock pursuant to this paragraph (e)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (e)(ii) as a dividend on or in redemption or conversion of shares of FNF Common Stock and/or, if applicable, (y) the FNF Group Inter-Group Redemption Amount and the Number of Shares Issuable to the FNFV Group with Respect to the FNF

Group Inter-Group Interest as it deems appropriate to take into account the FNF Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

(6) the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (D) of this paragraph (e)(ii) payable to the holders of FNF Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (D) of this paragraph (e)(ii), regardless of the form or nature of the proceeds received by the Corporation from the FNF Group Disposition; and

(7) if all or any portion of the redemption price referred to in clause (B) or (D) of this paragraph (e)(ii) payable to the holders of FNF Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of identical securities, on an equal per share basis, to holders of FNF Common Stock.

(iii) Certain Provisions Respecting Convertible Securities.  Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of FNF Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (e)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any FNF Conversion Date or FNF Group Redemption Date on which all outstanding shares of FNF Common Stock were converted or redeemed, any share of FNF Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of FNF Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $0.0001 per share in cash.

(iv) General.

(A) Not later than the 10th Trading Day following the consummation of an FNF Group Disposition referred to in paragraph (e)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the FNF Group Net Proceeds of such FNF Group Disposition, (y) whether the FNF Group Disposition qualifies as an Exempt FNF Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such FNF Group Disposition as an Exempt FNF Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of FNF Voting Securities entitled to vote thereon to qualify such FNF Group Disposition as an Exempt FNF Group Disposition.  Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (e)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such FNF Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such FNF Group Disposition as an Exempt FNF Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

(I) which of the actions specified in clauses (A), (B), (C) or (D) of paragraph (e)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

(II) as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (D) of paragraph (e)(ii), the FNF Group Redemption Selection Date for the redemption of shares of FNF Common Stock pursuant to clause (B)(II) or (D) of paragraph (e)(ii) or the FNF Group Conversion Selection Date for the partial conversion of shares of FNF Common Stock pursuant to clause (D) of paragraph (e)(ii), which record date, FNF Group Redemption Selection Date or FNF Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

(III) the anticipated dividend payment date, FNF Group Redemption Date and/or FNF Group Conversion Date, which in each case, will not be more than 85 Trading Days following such FNF Group Disposition; and

(IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of FNF Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified FNF Group Redemption Selection Date or FNF Group Conversion Selection Date.

If the Corporation determines to undertake a redemption of shares of FNF Common Stock, in whole or in part, pursuant to clause (B) or (D) of paragraph (e)(ii) of this Section A.2., or a conversion of shares of FNF Common Stock, in whole or in part, pursuant to clause (C) or (D) of paragraph (e)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the FNF Group Redemption Date or FNF Group Conversion Date, as applicable:

(1) the FNF Group Redemption Date or FNF Group Conversion Date;

(2) the number of shares of FNF Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of FNF Common Stock will be redeemed or converted;

(3) in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of FNF Common Stock, the kind and amount of per share consideration to be received with respect to each share of FNF Common Stock to be redeemed or converted and the FNF Group Outstanding Interest Fraction as of the date of such notice;

(4) with respect to a partial redemption under clause (B)(II) or (D) of paragraph (e)(ii), if the Board of Directors has made an FNF Group Inter-Group Partial Redemption Election, the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest as of the FNF Group Redemption Selection Date;

(5) with respect to a dividend under clause (A) or (D) of paragraph (e)(ii), the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest as of the record date for the dividend and the FNF Group Inter-Group Dividend Amount attributable to the FNFV Group; and

(6) instructions as to how shares of FNF Common Stock may be surrendered for redemption or conversion.

(B) In the event of any conversion of shares of FNF Common Stock pursuant to paragraph (b)(ii) of this Section A.2., not less than 10 days prior to the FNF Group Conversion Date, the Corporation will announce publicly by press release:

(1) that all outstanding shares of FNF Common Stock will be converted pursuant to paragraph (b)(ii) of this Section A.2. on the FNF Group Conversion Date;

(2) the FNF Group Conversion Date which will not be more than 45 days following the Determination Date;

(3) a statement that all outstanding shares of FNF Common Stock will be converted;

(4) the per share number of FNFV Common Stock to be received with respect to each share of FNF Common Stock; and

(5) instructions as to how shares of FNF Common Stock may be surrendered for conversion.

(C) If the Corporation determines to obtain the FNF Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of FNF Common Stock pursuant to paragraph (e)(i), the Corporation will announce publicly by press release:

(I) that the Corporation intends to redeem shares of FNF Common Stock for securities of a Distributed FNF Group Subsidiary pursuant to paragraph (e)(i) of this Section A.2., subject to any applicable conditions, including the receipt of the FNF Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

(II) the number of shares of FNF Common Stock to be redeemed or, if applicable, stating that all outstanding shares of FNF Common Stock will be redeemed;

(III) the class or series of securities of the Distributed FNF Group Subsidiary to be received with respect to each share of FNF Common Stock to be redeemed and the FNF Group Outstanding Interest Fraction as of the date of such notice, if any;

(IV) if applicable, the FNF Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

(V) the FNF Group Redemption Date, which will not be earlier than the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

(VI) if the Board of Directors has made an FNF Group Inter-Group Redemption Election, the number of FNF Group Inter-Group Interest Subsidiary Securities attributable to the FNFV Group, and the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest used in determining such number and attribution of FNF Group Inter-Group Interest Subsidiary Securities;

(VII) instructions as to how shares of FNF Common Stock may be surrendered for redemption; and

(VIII) if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of FNF Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified FNF Group Redemption Selection Date.

If, at the time of the issuance of the press release required by this paragraph (C), the FNF Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the FNF Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

(D) The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for FNF Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of FNF Common Stock pursuant to this Section A.2., as applicable.

(E) All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (e)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the FNF Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

(F) No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of FNF Common Stock; provided, however, that, except as otherwise contemplated by paragraph (e)(ii)(D), if the FNF Group Conversion Date or the FNF Group Redemption Date with respect to any shares of FNF Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of FNF Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

(G) Before any holder of shares of FNF Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of FNF Common Stock pursuant to paragraph (b) of this Section A.2. or this paragraph (e), such holder will surrender at such place as the Corporation will specify certificates representing such shares of FNF Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement).  The Corporation will as soon as practicable after such surrender of a certificate or certificates representing shares of FNF Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of FNF Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I).  If less than all of the shares of FNF Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of FNF Common Stock not redeemed or converted.

(H) From and after any applicable FNF Group Conversion Date or FNF Group Redemption Date, all rights of a holder of shares of FNF Common Stock that were converted or redeemed on such FNF Group Conversion Date or FNF Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of FNF Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of FNF Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation’s obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption.  No holder of a certificate which immediately prior to the applicable FNF Group Conversion Date or FNF Group Redemption Date represented shares of FNF Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the FNF Common Stock was converted or redeemed until surrender of such holder’s certificate for a certificate or certificates representing shares of such kind of capital stock.  Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the FNF Group Conversion Date or FNF Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender.  From and after an FNF Group Conversion Date or FNF Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of FNF Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of FNF Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (e), notwithstanding the failure of the holder thereof to surrender such certificates.

(I) The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of FNF Common Stock upon any conversion, redemption, dividend or other distribution pursuant to this Section A.2.  In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of FNF Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of FNF Common Stock held at the relevant time by such holder of record.  If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of FNF Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the “value” of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

(J) Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (e) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

(f) Redemption and Other Provisions Relating to the FNFV Common Stock.

(i) Redemption for Securities of one or more FNFV Group Subsidiaries.  At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the FNFV Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor but subject (in addition to any other approval of the Corporation’s stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the FNFV Group Redemption Stockholder Approval (and, to the extent applicable, the FNF Group Redemption Stockholder Approval), redeem outstanding shares of FNFV Common Stock (such shares of FNFV Common Stock to be redeemed, the “FNFV Group Redemption Shares”) for securities of such Subsidiary (a “Distributed FNFV Group Subsidiary”), as provided herein.  The number of FNFV Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of FNFV Common Stock as of the FNFV Group Redemption Selection Date, by (B) the percentage of the Fair Value of the FNFV Group that is represented by the Fair Value of the Corporation’s equity interest in the Distributed FNFV Group Subsidiary which is attributable to the FNFV Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant.  The aggregate number of securities of the Distributed FNFV Group Subsidiary to be delivered (the “FNFV Group Distribution Subsidiary Securities”) in redemption of the FNFV Group Redemption Shares will be equal to:  (A) if the Board of Directors makes an FNFV Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed FNFV Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation’s equity interest in the Distributed FNFV Group Subsidiary that is represented by the Fair Value of the Corporation’s equity interest in the Distributed FNFV Group Subsidiary which is attributable to the FNFV Group (such product, the “Distributable FNFV Group Subsidiary Securities”), by (y) the FNFV Group Outstanding Interest Fraction, in each case, as of the FNFV Group Redemption Selection Date, or (B) if the Board of Directors does not make an FNFV Group Inter-Group Redemption Election, all of the Distributable FNFV Group Subsidiary Securities, in each case, subject to adjustment as provided below.  The number of securities of the Distributed FNFV Group Subsidiary to be delivered in redemption of each FNFV Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of FNFV Group Distribution Subsidiary Securities, by (y) the number of FNFV Group Redemption Shares.

If the FNFV Group Outstanding Interest Fraction is less than one (1) on the FNFV Group Redemption Selection Date for any redemption pursuant to this paragraph (f)(i) and if (but only if) the Board of Directors so determines in its discretion (an “FNFV Group Inter-Group Redemption Election”), then concurrently with the distribution of the FNFV Group Distribution Subsidiary Securities in redemption of FNFV Group Redemption Shares, the Corporation will attribute to the FNF Group an aggregate number of Distributable FNFV Group Subsidiary Securities (the “FNFV Group Inter-Group Interest Subsidiary Securities”) equal to the difference between the total number of Distributable FNFV Group Subsidiary Securities and the number of FNFV Group Distribution Subsidiary Securities, subject to adjustment as provided below.  If an FNFV Group Inter-Group Redemption Election is made, then:  (I) the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of “Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest” in paragraph (i) of this Section A.2.; (II) the attribution of FNFV Group Inter-Group Interest Subsidiary Securities to be made to the FNF Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of FNFV Group Inter-Group Interest Subsidiary Securities to such Group; and (III) the Board of Directors may determine that the FNFV Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the FNF Group will be distributed to holders of shares of FNF Common Stock as a Share Distribution pursuant to paragraph (d)(i)(C) of this Section A.2.

If at the time of a redemption of FNFV Common Stock pursuant to this paragraph (f)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of FNFV Common Stock that would become convertible into or exercisable or exchangeable for Distributable FNFV Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed FNFV Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed FNFV Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of FNFV Group Redemption Shares, the number of FNFV Group Distribution Subsidiary Securities and the number of FNFV Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest), to take into account the securities of the Distributed FNFV Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

In the event that not all outstanding shares of FNFV Common Stock are to be redeemed in accordance with this paragraph (f)(i) for FNFV Group Distribution Subsidiary Securities, then the outstanding shares of FNFV Common Stock to be redeemed in accordance with this paragraph (f)(i) will be redeemed by the Corporation pro rata among the holders of FNFV Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

To the extent that a Distributed FNFV Group Subsidiary to be distributed pursuant to this paragraph (f)(i) also holds, directly or indirectly, assets and liabilities attributed to the FNF Group, then (x) such Distributed FNFV Group Subsidiary will also be deemed a Distributed FNF Group Subsidiary for purposes of paragraph (e)(i) and (y) in connection with the redemption of FNFV Group Redemption Shares pursuant to this paragraph (f)(i) the Corporation will also redeem shares of FNF Common Stock pursuant to the provisions of paragraph (e)(i), subject to the Corporation obtaining the FNFV Group Redemption Stockholder Approval and the FNF Group Redemption Stockholder Approval.  In connection with any such redemption of FNF Common Stock and FNFV Common Stock, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i) and (f)(i), as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group.  In effecting such redemption, the Board of Directors may determine to redeem the FNF Group Redemption Shares and the FNFV Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of FNF Group Redemption Shares to receive FNF Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the FNF Group held by such Subsidiary and (II) with holders of FNFV Group Redemption Shares to receive FNFV Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the FNFV Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed FNFV Group Subsidiary set forth in the last paragraph of paragraphs (e)(i) and (f)(i).

Any redemption pursuant to this paragraph (f)(i) will occur on an FNFV Group Redemption Date set forth in a notice to holders of FNFV Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of FNFV Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (f)(iv)(C).

In effecting a redemption of FNFV Common Stock pursuant to this paragraph (f)(i), the Board of Directors shall determine to redeem shares of FNFV Common Stock in exchange for a single class or series of securities of the Distributed FNFV Group Subsidiary, on an equal per share basis.  If the Board of Directors has made an FNFV Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed FNFV Group Subsidiary comprising the FNFV Group Inter-Group Interest Subsidiary Securities to be

so transferred or allocated to the FNF Group will be made by the Board of Directors in its discretion.

(ii) Mandatory Dividend, Redemption or Conversion in Case of FNFV Group Disposition.  In the event of an FNFV Group Disposition (other than an Exempt FNFV Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such FNFV Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C) or (D) below, as elected by the Board of Directors:

(A) Subject to the first sentence of paragraph (c)(ii) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of FNFV Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the FNFV Group Allocable Net Proceeds of such FNFV Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2.; or

(B) Provided that there are assets of the Corporation legally available therefor and the FNFV Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (f)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

(I) if such FNFV Group Disposition involves all (not merely substantially all) of the assets of the FNFV Group, the Corporation may redeem all outstanding shares of FNFV Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the FNFV Group Allocable Net Proceeds of such FNFV Group Disposition as of the FNFV Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of FNFV Common Stock outstanding as of the FNFV Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (f)(ii)); or

(II) if such FNFV Group Disposition involves substantially all (but not all) of the assets of the FNFV Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the FNFV Group Allocable Net Proceeds of such FNFV Group Disposition as of the FNFV Group Redemption Selection Date (the “FNFV Group Redemption Amount”) to the redemption of outstanding shares of FNFV Common Stock; or

(C) The Corporation may convert each outstanding share of FNFV Common Stock into a number (or fraction) of fully paid and non-assessable shares of FNF Common Stock, equal to the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the FNFV Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such FNFV Group Disposition, to (II) the Average Market Value of the FNF Reference Share over the same 10-Trading Day period; or

(D) The Corporation may combine the conversion of a portion of the outstanding shares of FNFV Common Stock into FNF Common Stock as contemplated by clause (C) of this paragraph (f)(ii) with the payment of a dividend on or the redemption of shares of FNFV Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (f)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein).  In the event the Board of Directors elects the option described in this clause (D), the portion of the outstanding shares of FNFV Common Stock to be converted into fully paid and non-assessable shares of FNF Common Stock will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) above and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of FNFV Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2., or (y) redeem all or a portion of such remaining shares of FNFV Common Stock.  The aggregate amount of such dividend, in the case of a dividend, or the portion of the FNFV Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the FNFV Group Allocable Net Proceeds of such FNFV Group Disposition as of, in the case of a dividend, the record date for determining the holders of FNFV Common Stock entitled to receive such dividend and, in the case of a redemption, the FNFV Group Redemption Selection Date (in the case of a partial redemption) or the FNFV Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of FNFV Common Stock in connection with such FNFV Group Disposition in accordance with this clause (D) and any related adjustment to the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of FNFV Common Stock to be converted into shares of FNF Common Stock in accordance with this clause (D) and the denominator of which will be the aggregate number of shares of FNFV Common Stock outstanding as of the record date, FNFV Group Redemption Selection Date or FNFV Group Redemption Date used for purposes of clause (I) of this sentence.  In the event of a redemption concurrently with or following any such partial conversion of shares of FNFV Common Stock, if the FNFV Group Disposition was of all (not merely substantially all) of the assets of the FNFV Group, then all remaining outstanding shares of FNFV Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the FNFV Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (D), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)).  In the event of a redemption concurrently with or following any such partial conversion of shares of FNFV Common Stock, if the FNFV Group Disposition was of substantially all (but not all) of the assets of the FNFV Group, then the number of shares of FNFV Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (f)(ii), substituting for the FNFV Group Redemption Amount referred to therein the portion of the FNFV Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (D), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the FNFV Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)).  In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (f)(ii).

For purposes of this paragraph (f)(ii):

(1) as of any date, “substantially all of the assets of the FNFV Group” means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the FNFV Group as of such date;

(2) in the case of an FNFV Group Disposition of assets in a series of related transactions, such FNFV Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

(3) if the Board of Directors seeks the approval of the holders of FNFV Voting Securities entitled to vote thereon to qualify an FNFV Group Disposition as an Exempt FNFV Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such FNFV Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (f)(ii) and paragraph (f)(iv), and no subsequent vote may be taken to qualify such FNFV Group Disposition as an Exempt FNFV Group Disposition;

(4) in the event of a redemption of a portion of the outstanding shares of FNFV Common Stock pursuant to clause (B)(II) or (D) of this paragraph (f)(ii) at a time when the FNFV Group Outstanding Interest

Fraction is less than one, if the Board of Directors so elects (an “FNFV Group Inter-Group Partial Redemption Election”), in its discretion, the Corporation will attribute to the FNF Group concurrently with such redemption an aggregate amount (the “FNFV Group Inter-Group Redemption Amount”) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the FNFV Group Net Proceeds and (y) the portion of the FNFV Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (D) of this paragraph (f)(ii).  If the Board of Directors makes such election, the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of “Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest” in paragraph (i) of this Section A.2.  The FNFV Group Inter-Group Redemption Amount may, at the discretion of the Board of Directors, be reflected by an allocation to the FNF Group or by a direct transfer to the FNF Group of cash, securities and/or other assets;

(5) if at the time of an FNFV Group Disposition subject to this paragraph (f)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of FNFV Common Stock that would give the holders thereof the right to receive any consideration related to such FNFV Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the FNFV Common Stock pursuant to this paragraph (f)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (f)(ii) as a dividend on or in redemption or conversion of shares of FNFV Common Stock and/or, if applicable, (y) the FNFV Group Inter-Group Redemption Amount and the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as it deems appropriate to take into account the FNFV Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

(6) the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (D) of this paragraph (f)(ii) payable to the holders of FNFV Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (D) of this paragraph

(f)(ii), regardless of the form or nature of the proceeds received by the Corporation from the FNFV Group Disposition; and

(7) if all or any portion of the redemption price referred to in clause (B) or (D) of this paragraph (f)(ii) payable to the holders of FNFV Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of  identical securities, on an equal per share basis, to holders of FNFV Common Stock.

(iii) Certain Provisions Respecting Convertible Securities.  Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of FNFV Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (f)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any FNFV Group Conversion Date or FNFV Group Redemption Date on which all outstanding shares of FNFV Common Stock were converted or redeemed, any share of FNFV Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of FNFV Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $0.0001 per share in cash.

(iv) General.

(A) Not later than the 10th Trading Day following the consummation of an FNFV Group Disposition referred to in paragraph (f)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the FNFV Group Net Proceeds of such FNFV Group Disposition, (y) whether the FNFV Group Disposition qualifies as an Exempt FNFV Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such FNFV Group Disposition as an Exempt FNFV Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of FNFV Voting Securities entitled to vote thereon to qualify such FNFV Group Disposition as an Exempt FNFV Group Disposition.  Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (f)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such FNFV Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such FNFV Group Disposition as an Exempt FNFV Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

(I) which of the actions specified in clauses (A), (B), (C) or (D) of paragraph (f)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

(II) as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (D) of paragraph (f)(ii), the FNFV Group Redemption Selection Date for the redemption of shares of FNFV Common Stock pursuant to clause (B)(II) or (D) of paragraph (f)(ii) or the FNFV Group Conversion Selection Date for the partial conversion of shares of FNFV Common Stock pursuant to clause (D) of paragraph (f)(ii), which record date, FNFV Group Redemption Selection Date or FNFV Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

(III) the anticipated dividend payment date, FNFV Group Redemption Date and/or FNFV Group Conversion Date, which in each case, will not be more than 85 Trading Days following such FNFV Group Disposition; and

(IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of FNFV Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified FNFV Group Redemption Selection Date or FNFV Group Conversion Selection Date.

If the Corporation determines to undertake a redemption of shares of FNFV Common Stock, in whole or in part, pursuant to clause (B) or (D) of paragraph (f)(ii) of this Section A.2., or a conversion of shares of FNFV Common Stock, in whole or in part, pursuant to clause (C) or (D) of paragraph (f)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the FNFV Group Redemption Date or FNFV Group Conversion Date, as applicable:

(1) the FNFV Group Redemption Date or FNFV Group Conversion Date;

(2) the number of shares of FNFV Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of FNFV Common Stock will be redeemed or converted;

(3) in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of FNFV Common Stock, the kind and amount of per share consideration to be received with respect to each share of FNFV Common Stock to be redeemed or converted and the FNFV Group Outstanding Interest Fraction as of the date of such notice;

(4) with respect to a partial redemption under clause (B)(II) or (D) of paragraph (f)(ii), if the Board of Directors has made an FNFV Group Inter-Group Partial Redemption Election, the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as of the FNFV Group Redemption Selection Date;

(5) with respect to a dividend under clause (A) or (D) of paragraph (f)(ii), the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as of the record date for the dividend and the FNFV Group Inter-Group Dividend Amount attributable to the FNF Group; and

(6) instructions as to how shares of FNFV Common Stock may be surrendered for redemption or conversion.

(B) In the event of any conversion of shares of FNFV Common Stock pursuant to paragraph (b)(i) of this Section A.2., not less than 10 days prior to the FNFV Group Conversion Date, the Corporation will announce publicly by press release:

(1) that all outstanding shares of FNFV Common Stock will be converted pursuant to paragraph (b)(i) of this Section A.2. on the FNFV Group Conversion Date;

(2) the FNFV Group Conversion Date which will not be more than 45 days following the Determination Date;

(3) a statement that all outstanding shares of FNFV Common Stock will be converted;

(4) the per share number of FNF Common Stock to be received with respect to each share of FNFV Common Stock; and

(5) instructions as to how shares of FNFV Common Stock may be surrendered for conversion.

(C) If the Corporation determines to obtain the FNFV Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of FNFV Common Stock pursuant to paragraph (f)(i), the Corporation will announce publicly by press release:

(I) that the Corporation intends to redeem shares of FNFV Common Stock for securities of a Distributed FNFV Group Subsidiary pursuant to paragraph (f)(i) of this Section A.2, subject to any applicable conditions, including the receipt of the FNFV Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

(II) the number of shares of FNFV Common Stock to be redeemed or, if applicable, stating that all outstanding shares of FNFV Common Stock will be redeemed;

(III) the class or series of securities of the Distributed FNFV Group Subsidiary to be received with respect to each share of FNFV Common Stock to be redeemed and the FNFV Group Outstanding Interest Fraction as of the date of such notice, if any;

(IV) if applicable, the FNFV Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

(V) the FNFV Group Redemption Date, which will not be earlier then the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

(VI) if the Board of Directors has made an FNFV Group Inter-Group Redemption Election, the number of FNFV Group Inter-Group Interest Subsidiary Securities attributable to the FNF Group, and the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest used in determining such number and attribution of FNFV Group Inter-Group Interest Subsidiary Securities; and

(VII) instructions as to how shares of FNFV Common Stock may be surrendered for redemption; and

(VIII) if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of FNFV Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified FNFV Group Redemption Selection Date.

If, at the time of the issuance of the press release required by this paragraph (C), the FNFV Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the FNFV Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

(D) The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for FNFV Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of FNFV Common Stock pursuant to this Section A.2., as applicable.

(E) All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (f)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the FNFV Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

(F) No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of FNFV Common Stock; provided, however, that, except as otherwise contemplated by paragraph (f)(ii)(D), if the FNFV Group Conversion Date or the FNFV Group Redemption Date with respect to any shares of FNFV Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of FNFV Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

(G) Before any holder of shares of FNFV Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of FNFV Common Stock pursuant to paragraph (b) of this Section A.2. or this paragraph (f), such holder will surrender at such place as the Corporation will specify certificates representing such shares of FNFV Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement).  The Corporation will as soon as practicable after such surrender of a certificate or certificates representing shares of FNFV Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of FNFV Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I).  If less than all of the shares of FNFV Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of FNFV Common Stock not redeemed or converted.

(H) From and after any applicable FNFV Group Conversion Date or FNFV Group Redemption Date, all rights of a holder of shares of FNFV Common Stock that were converted or redeemed on such FNFV Group Conversion Date or FNFV Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of FNFV Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of FNFV Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation’s obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption.  No holder of a certificate which immediately prior to the applicable FNFV Group Conversion Date or FNFV Group Redemption Date represented shares of FNFV Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the FNFV Common Stock was converted or redeemed until surrender of such holder’s certificate for a certificate or certificates representing shares of such kind of capital stock.  Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the FNFV Group Conversion Date or FNFV Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender.  From and after an FNFV Group Conversion Date or FNFV Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of FNFV Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of FNFV Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (f), notwithstanding the failure of the holder thereof to surrender such certificates.

(I) The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of FNFV Common Stock upon any conversion, redemption, dividend or other distribution pursuant to this Section A.2.  In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of FNFV Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of

FNFV Common Stock held at the relevant time by such holder of record.  If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of FNFV Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the “value” of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

(J) Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (f) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

(g) Liquidation and Dissolution.

(i) General.  In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of shares of FNF Common Stock and the holders of shares of FNFV Common Stock will be entitled to receive their proportionate interests in the assets of the Corporation remaining for distribution to holders of Common Stock (regardless of the Group to which such assets are then attributed) in proportion to the respective number of liquidation units per share of FNF Common Stock and FNFV Common Stock.

Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (g).

(ii) Liquidation Units.  The liquidation units per share of each class of Common Stock will be as follows:

(A) each share of FNF Common Stock will have one liquidation unit; and

(B) each share of FNFV Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to the amount (calculated to the nearest five decimal places) obtained by dividing (x) the average of the daily volume weighted average prices of the FNFV Common Stock over the 10-Trading Day period commencing on (and including) the first Trading Day on which the FNFV Common Stock trades in the “regular way” market, by (y) the average of the daily volume weighted average prices of the FNF Common Stock over the 10-Trading Day period referenced in clause (x) of this paragraph (B);

provided, that, if, after the Effective Date, the Corporation, at any time or from time to time, subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split,

reclassification or otherwise) the outstanding shares of FNF Common Stock or FNFV Common Stock, or declares and pays a dividend or distribution in shares of FNF Common Stock or FNFV Common Stock to holders of FNF Common Stock or FNFV Common Stock, as applicable, the per share liquidation units of the FNF Common Stock or FNFV Common Stock, as applicable, will be appropriately adjusted as determined by the Board of Directors, so as to avoid any dilution in the aggregate, relative liquidation rights of the shares of FNF Common Stock and FNFV Common Stock.

Whenever an adjustment is made to liquidation units under this paragraph (g), the Corporation will promptly thereafter prepare and file a statement of such adjustment with the Secretary of the Corporation.  Neither the failure to prepare nor the failure to file any such statement will affect the validity of such adjustment.

(h) Determinations by the Board of Directors.  Any determinations made by the Board of Directors under any provision in this Section A.2. will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law.  In addition, if different consideration is distributed to different series of Common Stock in a Share Distribution, the determination of the Board of Directors that such Share Distribution was made on an equal per share basis will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law.

(i) Certain Definitions.  Unless the context otherwise requires, the terms defined in this paragraph (i) will have, for all purposes of this Certificate, the meanings herein specified:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person.

“Applicable Conversion Percentage” means (i) from the date of filing of this Restated Certificate until and including the first anniversary thereof, 110%, (ii) from the day after the first anniversary of the filing of this Restated Certificate until and including the second anniversary of the filing of this Restated Certificate, 108%, (iii) from the day after the second anniversary of the filing of this Restated Certificate until and including the third anniversary of the filing of this Restated Certificate, 106%, (iv) from the day after the third anniversary of the filing of this Restated Certificate until and including the fourth anniversary of the filing of this Restated Certificate, 104%, (v) from the day after the fourth anniversary of the filing of this Restated Certificate until and including the fifth anniversary of the filing of this Restated Certificate, 102%, and (vi) from and after the day after the fifth anniversary of the filing of this Restated Certificate, 100%.

“Approval Date” means the date upon which the Corporation has received each of the FNF Group Redemption Stockholder Approval and/or the FNFV Group Redemption Stockholder Approval, to the extent required pursuant to this Section A.2.

“Average Market Value” of a share of any class of Common Stock or other Publicly Traded capital stock means the average of the daily Market Values of one share of such class of

Common Stock or such other capital stock over the applicable period prescribed in this Certificate.

“Board of Directors” means (i) the Board of Directors of the Corporation and (ii) any duly authorized committee thereof acting at the direction of the Board of Directors (including, without limitation, the Executive Committee).

“Certificate” means this Fourth Amended and Restated Certificate of Incorporation, as it may be amended from time to time, including any amendments effected pursuant to the filing of any Preferred Stock Designation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise; provided, however, that for purposes of clause (iii) of the definition of “Exempt FNF Group Disposition” or “Exempt FNFV Group Disposition” set forth in this paragraph (i), the Corporation will, without limitation of the foregoing, in any event be deemed to Control any Person in which the Corporation beneficially owns (after giving effect to the applicable Disposition) (i) voting securities having 25% or more of the total voting power of the voting securities of such Person then outstanding, provided that, immediately after giving effect to such Disposition, no other Person that is not Controlled by the Corporation beneficially owns voting securities of such Person having voting power greater than the voting power of the voting securities beneficially owned by the Corporation or (ii) equity securities representing 50% or more of the common equity interest or economic equity interest in such Person.

“Convertible Securities” means (x) any securities of the Corporation (other than any class of Common Stock) or any Subsidiary thereof that are convertible into or exercisable or exchangeable for any shares of any class of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, and (y) any securities of any other Person that are convertible into or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

“Corporation Earnings (Loss) Attributable to the FNF Group” for any period, means the net earnings or loss of the FNF Group for such period determined on a basis consistent with the determination of the net earnings or loss of the FNF Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the FNF Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

“Corporation Earnings (Loss) Attributable to the FNFV Group” for any period, means the net earnings or loss of the FNFV Group for such period determined on a basis consistent with the determination of the net earnings or loss of the FNFV Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the FNFV

Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

“Determination Date” means the date designated by the Board of Directors for determination of any applicable Optional Conversion Ratio.

“Disposition” means the sale, transfer, exchange, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of assets.  The term “Disposition” does not include the consolidation or merger of the Corporation with or into any other Person or Persons or any other business combination involving the Corporation as a whole or any internal restructuring or reorganization.

“Effective Date” means the date on which this Restated Certificate of Incorporation is filed with the Secretary of State of Delaware.

“Exempt FNF Group Disposition” means any of the following:  (i) the Disposition of all or substantially all of the Corporation’s assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (g) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (e) of this Section A.2., (iii) an FNF Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) an FNF Group Disposition in connection with an FNF Group Related Business Transaction, or (v) an FNF Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of FNF Voting Securities to classify such FNF Group Disposition as an Exempt FNF Group Disposition in accordance with paragraph (a)(ii).

“Exempt FNFV Group Disposition” means any of the following:  (i) the Disposition of all or substantially all of the Corporation’s assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (g) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (f) of this Section A.2., (iii) an FNFV Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) an FNFV Group Disposition in connection with an FNFV Group Related Business Transaction, or (v) an FNFV Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of FNFV Voting Securities to classify such FNFV Group Disposition as an Exempt FNFV Group Disposition in accordance with paragraph (a)(ii).

“Fair Value” means, as of any date:

(i)           in the case of any equity security or debt security that is Publicly Traded, the Market Value thereof, as of such date;

(ii)           in the case of any equity security or debt security that is not Publicly Traded, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is selected, as determined in the good faith judgment of the Board of Directors;

(iii)           in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on such date or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and

(iv)           in the case of assets or property other than securities or cash, the “Fair Value” thereof shall be determined in good faith by the Board of Directors based upon such information (including, if deemed desirable by the Board of Directors, appraisals, valuation reports or opinions of experts) as the Board of Directors shall in good faith determine to be appropriate.

“FNF Group” means, as of any date:

(i)           the direct and indirect interest of the Corporation as of the Effective Date (x) in all of the businesses in which the Corporation is or has been engaged, directly or indirectly (either itself or through direct or indirect Subsidiaries, Affiliates, joint ventures or other investments or any of the predecessors or successors of any of the foregoing), and (y) in the respective assets and liabilities of the Corporation and its Subsidiaries, in each case, other than any businesses, assets or liabilities attributable to the FNFV Group as of the Effective Date;

(ii)           all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the FNF Group, or contributed, allocated or transferred to the FNF Group (including the net proceeds of any issuances, sales or incurrences for the account of the FNF Group of shares of FNF Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of FNF Common Stock, or indebtedness or Preferred Stock attributed to the FNF Group), in each case, after the Effective Date and as determined by the Board of Directors;

(iii)           the proceeds of any Disposition of any of the foregoing; and

(iv)           an Inter-Group Interest in the FNFV Group equal to one (1) minus the FNFV Group Outstanding Interest Fraction as of such date;

provided that the FNF Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of FNF Common Stock or in redemption of shares of FNF Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the FNF Group to the FNFV Group (other than through the FNF Group’s Inter-Group Interest in the FNFV Group, if any, pursuant to clause (iv) above), including, without limitation, any FNF Group Inter-Group Dividend Amount or FNF Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

“FNF Group Allocable Net Proceeds” means, with respect to any FNF Group Disposition, (i) if at the time of such FNF Group Disposition, the FNF Group Outstanding Interest Fraction is one (1), the FNF Group Net Proceeds of such FNF Group Disposition, or (ii) if at the time of such FNF Group Disposition the FNF Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the FNF Group Net Proceeds of such FNF Group Disposition, by (y) the FNF Group Outstanding Interest Fraction as of such date.

“FNF Group Available Dividend Amount,” as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the FNF Group Outstanding Interest Fraction, by (y) either:  (i) the excess of (A) an amount equal to the total assets of the FNF Group less the total liabilities (not including Preferred Stock attributed to the FNF Group) of the FNF Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of FNF Common Stock and each series of Preferred Stock attributed to the FNF Group, (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the FNF Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year, or (iii) if there is no such excess and the Corporation Earnings (Loss) Attributable to the FNF Group is not positive, zero.

“FNF Group Conversion Date” means any date and time fixed by the Board of Directors for a conversion of shares of FNF Common Stock pursuant to this Section A.2.

“FNF Group Conversion Selection Date” means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of FNF Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the FNF Group Conversion Date).

“FNF Group Disposition” means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the FNF Group to one or more Persons.

“FNF Group Net Proceeds” means, as of any date, with respect to any FNF Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, without duplication, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (D) of paragraph (e)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the FNFV Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the FNF Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the FNF Group.  For purposes of this definition, any assets of the FNF Group remaining after such Disposition will constitute “reasonable provision” for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

“FNF Group Outstanding Interest Fraction,” as of any date, means a fraction the numerator of which is the aggregate number of shares of FNF Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of FNF Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one.  If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of FNF Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(i), (d)(i) or (e)(ii) of this Section A.2.) or redemption (for purposes of paragraph (e) of this Section A.2.) with respect to the FNF Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the FNF Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

“FNF Group Redemption Date” means any date and time fixed by the Board of Directors for a redemption of shares of FNF Common Stock pursuant to this Section A.2.

“FNF Group Redemption Selection Date” means the date and time fixed by the Board of Directors on which shares of FNF Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the FNF Group Redemption Date).

“FNF Group Related Business Transaction” means any Disposition of all or substantially all of the assets of the FNF Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the FNF Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the FNF Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the FNF Group prior to such Disposition, as determined in good faith by the Board of Directors.

“FNF Group Share Distribution Ratio” means, as to any Share Distribution consisting of shares of FNF Group Common Stock, the number of shares (including any fraction of a share), of FNF Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

“FNF Reference Share” means one share of FNF Common Stock.

“FNF Voting Securities” means the FNF Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as an FNF Voting Security, provided, that each such series of Preferred Stock will be treated as an FNF Voting Security and will be entitled to vote together with the other FNF Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

“FNFV Group” means, as of any date:

(i)           the direct and indirect interest of the Corporation, as of the Effective Date, in Remy International, Inc., American Blue Ribbon Holdings LLC, J. Alexander’s Holdings LLC, Ceridian HCM, Comdata Inc., Stillwater Insurance Group, Cascade Timberlands LLC, Fidelity Newport Holdings LLC, Triple Tree Holdings LLC, Wine Direct, Inc., Fidelity National Timber Resources, Inc., Fidelity National Environmental Solutions, LLC, Fidelity National Technology Imaging, LLC, Northern California Mortgage Fund and Digital Insurance, Inc. and each of their Subsidiaries (including any successor to Remy International, Inc., American Blue Ribbon Holdings LLC, J. Alexander’s Holdings LLC, Ceridian HCM, Comdata Inc., Stillwater Insurance Group, Cascade Timberlands LLC, Fidelity Newport Holdings LLC, Triple Tree Holdings LLC, Wine Direct, Inc., Fidelity National Timber Resources, Inc., Fidelity National Environmental Solutions, LLC, Fidelity National Technology Imaging, LLC, Northern California Mortgage Fund and Digital Insurance, Inc. or any such Subsidiary by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with an FNFV Group Related Business Transaction) and their respective assets, liabilities and businesses;

(ii)           all other assets, liabilities and businesses of the Corporation or any of its Subsidiaries to the extent attributed to the FNFV Group as of the Effective Date;

(iii)           all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the FNFV Group, or contributed, allocated or transferred to the FNFV Group (including the net proceeds of any issuances, sales or incurrences for the account of the FNFV Group of shares of FNFV Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of FNFV Common Stock, or indebtedness or Preferred Stock attributed to the FNFV Group), in each case, after the Effective Date and as determined by the Board of Directors;

(iv)           the proceeds of any Disposition of any of the foregoing; and

(v)           an Inter-Group Interest in the FNF Group equal to one (1) minus the FNF Group Outstanding Interest Fraction as of such date;

provided that the FNFV Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of FNFV Common Stock or in redemption of shares of FNFV Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the FNFV Group to the FNF Group (other than through the FNFV Group’s Inter-Group Interest in the FNF Group, if any, pursuant to clause (v) above), including, without limitation, any FNFV Group Inter-Group Dividend Amount or FNFV Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

“FNFV Group Allocable Net Proceeds” means, with respect to any FNFV Group Disposition, (i) if at the time of such FNFV Group Disposition, the FNFV Group Outstanding Interest Fraction is one (1), the FNFV Group Net Proceeds of such FNFV Group Disposition, or (ii) if at the time of such FNFV Group Disposition the FNFV Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the FNFV Group Net Proceeds of such FNFV Group Disposition, by (y) the FNFV Group Outstanding Interest Fraction as of such date.

“FNFV Group Available Dividend Amount” as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the FNFV Group Outstanding Interest Fraction, by (y) either:  (i) the excess of (A) an amount equal to the total assets of the FNFV Group less the total liabilities (not including Preferred Stock attributed to the FNFV Group) of the FNFV Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of FNFV Common Stock and each series of Preferred Stock attributed to the FNFV Group, (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the FNFV Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year, or (iii) if there is no such excess and the Corporation Earnings (Loss) Attributable to the FNFV Group is not positive, zero.

“FNFV Group Conversion Date” means any date and time fixed by the Board of Directors for a conversion of shares of FNFV Common Stock pursuant to this Section A.2.

“FNFV Group Conversion Selection Date” means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of FNFV Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the FNFV Group Conversion Date).

“FNFV Group Disposition” means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the FNFV Group to one or more Persons.

“FNFV Group Net Proceeds” means, as of any date, with respect to any FNFV Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, without duplication, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (D) of paragraph (f)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the FNF Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the FNFV Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the FNFV Group.  For purposes of this definition, any assets of the FNFV Group remaining after such Disposition will constitute “reasonable provision” for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

“FNFV Group Outstanding Interest Fraction” as of any date, means a fraction the numerator of which is the aggregate number of shares of FNFV Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of FNFV Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one.  If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of FNFV Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(ii), (d)(ii) or (f)(ii) of this Section A.2.) or redemption (for purposes of paragraph (f) of this Section A.2.) with respect to the FNFV Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the FNFV Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

“FNFV Group Redemption Date” means any date and time fixed by the Board of Directors for a redemption of shares of FNFV Common Stock pursuant to this Section A.2.

“FNFV Group Redemption Selection Date” means the date and time fixed by the Board of Directors on which shares of FNFV Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the FNFV Group Redemption Date).

“FNFV Group Related Business Transaction” means any Disposition of all or substantially all of the assets of the FNFV Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the FNFV Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the FNFV Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the FNFV Group prior to such Disposition, as determined in good faith by the Board of Directors.

“FNFV Group Share Distribution Ratio” means, as to any Share Distribution consisting of shares of FNFV Group Common Stock, the number of shares (including any fraction of a share) of FNFV Group Common Stock issuable to a holder for each outstanding share of the applicable class of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

“FNFV Reference Share” means one share of FNFV Common Stock.

“FNFV Voting Securities” means the FNFV Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as an FNFV Voting Security, provided, that each such series of Preferred Stock will be treated as an FNFV Voting Security and will be entitled to vote together with the other FNFV Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

“Group” means the FNF Group or the FNFV Group.

“Inter-Group Interest” means, as of any date and with respect to either Group, the proportionate undivided interest, if any, that such Group may be deemed to hold as of such date in the assets, liabilities and businesses of the other Group in accordance with this Certificate.  An Inter-Group Interest in the FNF Group held by the FNFV Group is expressed in terms of the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest.  An Inter-Group Interest in the FNFV Group held by the FNF Group is expressed in terms of the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest.

“Market Value” of a share of any Publicly Traded stock on any Trading Day means the average of the high and low reported sales prices regular way of a share of such stock on such Trading Day, or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such stock on such Trading Day, in either case on the New York Stock Exchange, or if the shares of such stock are not listed on the New York Stock Exchange on such Trading Day, on any tier of the Nasdaq Stock Market, or if the shares of such stock are not listed on any tier of the Nasdaq Stock Market on such Trading Day, the average of the closing bid and asked prices of a share of such stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such stock as determined by the Board of Directors, provided that, for purposes of determining the Average Market Value for any period, (i) the “Market Value” of a share of stock on any day during such period prior to the “ex” date or any similar date for any dividend paid or to be paid with respect to such stock will be reduced by the fair market value of the per share amount of such dividend as determined by the Board of Directors and (ii) the “Market Value” of a share of stock on any day during such period prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such stock or (B) the “ex” date or any similar date for any dividend with respect to any such stock in shares of such stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

“Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest” will initially be zero, and will from time to time thereafter be (without duplication):

(i)           adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the FNFV Common Stock and dividends of shares of FNFV Common Stock to holders of FNFV Common Stock (and, to the extent the FNFV Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest) and other reclassifications of FNFV Common Stock;

(ii)           decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication):  (A) by a number equal to the aggregate number of shares of FNFV Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the FNF Group; (B) by a number equal to the aggregate number of shares of FNFV Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the FNF Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes an FNFV Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest, as of the FNFV Group Redemption Selection Date, by (y) the percentage of the Fair Value of the FNFV Group that is represented by the Fair Value of the Corporation’s equity interest in the applicable Distributed FNFV Group Subsidiary which is attributable to the FNFV Group, as determined by the Board of Directors under paragraph (f)(i) for purposes of such redemption; (E) in the event the Board of Directors makes an FNFV Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the FNFV Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of FNFV Common Stock redeemed pursuant to paragraph (f)(ii)(B)(II) or (f)(ii)(D), as applicable, of this Section A.2., by the applicable FNFV Group Redemption Amount or the applicable portion of the FNFV Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the FNFV Group that are transferred or allocated from the FNFV Group to the FNF Group in consideration of a reduction in the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-

Group Interest, by (y) the Fair Value of the FNFV Reference Share as of the date of such transfer or allocation;

(iii)           increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of FNFV Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the FNF Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned by an asset or business attributed to the FNF Group, or (z) following their conversion into shares of FNF Common Stock pursuant to clause (C) or (D) of paragraph (f)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the FNF Group that are contributed to the FNFV Group in consideration of an increase in the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest, by (II) the Fair Value of the FNFV Reference Share as of the date of such contribution; and

(iv)           increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the FNF Group in the FNFV Group.

Whenever a change in the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the amount to be allocated to the FNF Group with the Secretary of the Corporation.  Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

“Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest” will initially be zero, and will from time to time thereafter be (without duplication):

(i)           adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the FNF Common Stock and dividends of shares of FNF Common Stock to holders of FNF Common Stock (and, to the extent the FNF Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest) and other reclassifications of FNF Common Stock;

(ii)           decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication):  (A) by a number equal to the aggregate number of shares of FNF Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the FNFV Group; (B) by a number equal to the aggregate number of shares of FNF Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the FNFV Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes an FNF Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest, as of the FNF Group Redemption Selection Date, by (y) the percentage of the Fair Value of the FNF Group that is represented by the Fair Value of the Corporation’s equity interest in the applicable Distributed FNF Group Subsidiary which is attributable to the FNF Group, as determined by the Board of Directors under paragraph (e)(i) for purposes of such redemption; (E) in the event the Board of Directors makes an FNF Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the FNF Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of FNF Common Stock redeemed pursuant to paragraph (e)(ii)(B)(II) or (e)(ii)(D), as applicable, of this Section A.2., by the applicable FNF Group Redemption Amount or the applicable portion of the FNF Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the FNF Group that are transferred or allocated from the FNF Group to the FNFV Group in consideration of a reduction in the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest, by (y) the Fair Value of the FNF Reference Share as of the date of such transfer or allocation;

(iii)           increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of FNF Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the FNFV Group, (y) following their retirement or redemption for no consideration if immediately prior thereto they were owned by an asset or business attributed to the FNFV Group, or (z) following their conversion into shares of FNFV Common Stock pursuant to clause (C) or (D) of paragraph (e)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the FNFV Group that are contributed to the FNF Group in consideration of an increase in the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest, by (II) the Fair Value of the FNF Reference Share as of the date of such contribution; and

(iv)           increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the FNFV Group in the FNF Group.

Whenever a change in the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change, and the amount to be allocated to the FNFV Group with the Secretary of the Corporation.  Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

“Optional Conversion Ratio” means the applicable of the FNFV/FNF Group Optional Conversion Ratio and the FNF/FNFV Group Optional Conversion Ratio.

“Outstanding” when used with respect to the shares of any class of Common Stock, will include, without limitation, the shares of such class, if any, held by any Subsidiary of the Corporation, except as otherwise provided by applicable law with respect to the exercise of voting rights.  No shares of any class of Common Stock (or Convertible Securities that are convertible into or exercisable or exchangeable for Common Stock) held by the Corporation in its treasury will be deemed outstanding, nor will any shares be deemed outstanding which are attributable to the Number of Shares Issuable to the FNFV Group with Respect to the FNF Group Inter-Group Interest or the Number of Shares Issuable to the FNF Group with Respect to the FNFV Group Inter-Group Interest.

“Person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

“Publicly Traded” means, with respect to shares of capital stock or other securities, that such shares or other securities are traded on a U.S. securities exchange or quoted on the over-the-counter market.

“Share Distribution” means a dividend payable in shares of any class or series of capital stock, Convertible Securities or other equity securities of the Corporation or any other Person.

“Subsidiary,” when used with respect to any Person, means (i)(A) a corporation of which a majority in voting power of its share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar Encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of more than 50% of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Trading Day” means each day on which the relevant share or security is traded on the New York Stock Exchange or the Nasdaq Stock Market or quoted on the over-the-counter market.

“Voting Securities” means the FNF Voting Securities, the FNFV Voting Securities and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Voting Security, provided that each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

The following terms have the meanings ascribed thereto in the sections set forth opposite such terms:

Additional Defined Terms	Section
Common Stock	Article IV(a)
Corporation	Article I
DGCL	Article III
Distributable FNF Group Subsidiary Securities	Article IV, Section A.2(e)(i)
Distributable FNFV Group Subsidiary Securities	Article IV, Section A.2(f)(i)
Distributed FNF Group Subsidiary	Article IV, Section A.2(e)(i)
Distributed FNFV Group Subsidiary	Article IV, Section A.2(f)(i)
Effective Time	Article IV
FNF Common Stock	Article IV, Section A.1
FNF Group Distribution Subsidiary Securities	Article IV, Section A.2(e)(i)
FNF Group Inter-Group Dividend	Article IV, Section A.2(c)(i)
FNF Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(i)
FNF Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(e)(i)
FNF Group Inter-Group Partial Redemption Election	Article IV, Section A.2(e)(ii)

Additional Defined Terms	Section
FNF Group Inter-Group Redemption Amount	Article IV, Section A.2(e)(ii)
FNF Group Inter-Group Redemption Election	Article IV, Section A.2(e)(i)
FNF Group Redemption Amount	Article IV, Section A.2(e)(ii)
FNF Group Redemption Shares	Article IV, Section A.2(e)(i)
FNF Group Redemption Stockholder Approval	Article IV, Section A.2(a)(iii)
FNF/FNFV Group Optional Conversion Ratio	Article IV, Section A.2(b)(ii)
FNFV Common Stock	Article IV, Section A.1
FNFV Group Distribution Subsidiary Securities	Article IV, Section A.2(f)(i)
FNFV Group Inter-Group Dividend	Article IV, Section A.2(c)(ii)
FNFV Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(ii)
FNFV Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(f)(i)
FNFV Group Inter-Group Partial Redemption Election	Article IV, Section A.2(f)(ii)
FNFV Group Inter-Group Redemption Amount	Article IV, Section A.2(f)(ii)
FNFV Group Inter-Group Redemption Election	Article IV, Section A.2(f)(i)
FNFV Group Redemption Amount	Article IV, Section A.2(f)(ii)
FNFV Group Redemption Shares	Article IV, Section A.2(f)(i)
FNFV Group Redemption Stockholder Approval	Article IV, Section A.2(a)(iii)
FNFV/FNF Group Optional Conversion Ratio	Article IV, Section A.2(b)(i)
substantially all of the assets of the FNF Group	Article IV, Section A.2(e)(ii)
substantially all of the assets of the FNFV Group	Article IV, Section A.2(f)(ii)
(j) Transfer Taxes.  The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing any shares of capital stock and/or other securities on conversion or redemption of shares of Common Stock pursuant to this Section A.2.  The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of capital stock in a name other than that in which the shares of Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the Person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax, or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

Section 4.2 Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation and title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix the designation and title for each such class or series of Preferred Stock, to fix the voting powers, whether full or limited, or no voting powers, including whether such series will be designated as an FNF Group Voting Security, an FNFV Group Voting Security and/or a Voting Security and, if so designated, the terms and conditions on which such series may vote together with the holders of any other class or series of capital stock of the Corporation, and such powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and to fix the number of shares constituting such class or series (but not below the number of shares thereof then outstanding), in each case as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it.

Section 4.3 Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Bylaws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation.  At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

ARTICLE V
DIRECTORS

Section 5.1 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, consisting of not less than one nor more that fourteen members with the exact number of directors to be determined from time to time exclusively by resolution adopted by the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock as set forth in this Certificate of Incorporation, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

Section 5.2 If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify for office, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filled only by an affirmative vote of the majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

Section 5.3 Notwithstanding any of the foregoing provisions, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.2 of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI
CORPORATE OPPORTUNITIES

Section 6.1 In anticipation of the possibility (a) that the officers and/or directors of the Corporation may also serve as officers and/or directors of Fidelity (as defined below) and (b) that the Corporation and Fidelity may engage in the same or similar activities or lines of business and have an interest in the same corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Fidelity, the provisions of this Article VI are set forth to regulate, to the fullest extent permitted by law, the conduct of certain affairs of the Corporation as they relate to Fidelity and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

Section 6.2 (a) Except as may be otherwise provided in a written agreement between the Corporation and Fidelity, Fidelity shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and, to the fullest extent permitted by law, neither Fidelity nor any officer or director thereof (except in the event of any violation of Section 6.3 hereof, to the extent such violation would create liability under applicable law) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Fidelity.

(b) The Corporation may from time to time be or become a party to and perform, and may cause or permit any subsidiary of the Corporation to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Fidelity. Subject to Section 6.3 hereof, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by the Corporation or any of its subsidiaries or Fidelity, shall be considered contrary to any fiduciary duty to the Corporation or to its stockholders of any director or officer of the Corporation who is also a director, officer or employee of Fidelity. Subject to Section 6.3 hereof, to the fullest extent permitted by law, no director or officer of the Corporation who is also a director, officer or employee of Fidelity shall have or be under any fiduciary duty to the Corporation or its stockholders to refrain from acting on behalf of the Corporation or any of its subsidiaries or on behalf of Fidelity in respect of any such agreement or performing any such agreement in accordance with its terms.

Section 6.3 In the event that a director or officer of the Corporation who is also a director or officer of Fidelity acquires knowledge of a potential transaction or matter which may be a corporate opportunity of both the Corporation and Fidelity, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

(a) a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Fidelity, shall belong to the Corporation, unless such opportunity is expressly offered to such person in a capacity other than such person’s capacity as an officer of the Corporation, in which case it shall not belong to the Corporation;

(b) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Fidelity, shall belong to the Corporation only if such opportunity is expressly offered to such person in such person’s capacity as a director of the Corporation; and

(c) a corporate opportunity offered to any person who is an officer of both the Corporation and Fidelity shall belong to the Corporation only if such opportunity is expressly offered to such person in such person’s capacity as an officer of the Corporation.

Notwithstanding the foregoing, the Corporation shall not be prohibited from pursuing any corporate opportunity of which the Corporation becomes aware.

Section 6.4 Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VI.

Section 6.5 (a) For purposes of this Article VI, a director of any company who is the chairman of the board of directors of that company shall not be deemed to be an officer of the company solely by reason of holding such position.

(b) The term “Corporation” shall mean, for purposes of this Article VI, the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. The term “Fidelity” shall mean, for purposes of this Article VI and of Article IX hereof, Fidelity National Information Services, Inc., a Georgia corporation, and any successor thereof, and all corporations, partnerships, joint ventures, associations and other entities in which it beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

Section 6.6 Anything in this Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article VI shall terminate, expire and have no further force and effect on the date that no person who is a director or officer of the Corporation is also a director or officer of Fidelity. Neither the alteration, amendment, termination, expiration or repeal of this

Article VI nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

ARTICLE VII
REMOVAL OF DIRECTORS

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article VII as one class.

ARTICLE VIII
ELECTION OF DIRECTORS

Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

ARTICLE IX
WRITTEN CONSENT OF STOCKHOLDERS

Section 9.1 Actions required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of the stockholders may be effected without a meeting by the written consent of the holders of common stock of the Corporation (a “Consent”), but only if such action is taken in accordance with the provisions of this Article IX or by the holders of any class or series of Preferred Stock issued pursuant to Article IV hereof, if the terms of such class or series of Preferred Stock expressly provide for such action by Consent.

Section 9.2 The record date for determining stockholders entitled to authorize or take corporate action by Consent shall be as fixed by the Board of Directors or as otherwise established under this Article IX. Any stockholder seeking to have the stockholders authorize or take corporate action by Consent shall, by written notice addressed to the Secretary of the Corporation and delivered to the principal executive offices of the Corporation and signed by holders of record owning not less than 15% of all issued and outstanding shares of common stock of the Corporation, as determined in accordance with any applicable requirements of the Bylaws of the Corporation, who shall continue to own not less than 15% of all issued and outstanding shares of common stock of the Corporation through the date of delivery of Consents signed by a sufficient number of stockholders to authorize or take such action and who shall not revoke such request, request that a record date be fixed for such purpose (each such notice, a “Request”). The Request must contain the information set forth in Section 9.3 hereof. By the later of (i) twenty days after delivery of a valid Request and (ii) five days after delivery of any information requested by the Corporation pursuant to Section 9.3 hereof, the Board of Directors shall determine the validity of the Request and whether the Request relates to an action that may be authorized or taken by Consent pursuant to this Article IX and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Request has been determined to be valid and to relate to an action that may be authorized or taken by Consent pursuant to this Article IX or if such no determination shall have been made by the date required by this Article IX, and in either event no record date has been fixed by the Board of Directors, the record date shall be the day on which the first signed Consent is delivered to the Corporation in the manner described in Section 9.7 hereof; except that, if prior action by the Board of Directors is required under the provisions of the General Corporation Law of the State of Delaware, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 9.3 Any Request (a) must be delivered by the holders of record owning not less than 15% of all issued and outstanding shares of common stock of the Corporation, as determined in accordance with any applicable requirements of the Bylaws of the Corporation (with evidence of such ownership attached), who shall continue to own not less than 15% of all issued and outstanding shares of common stock of the Corporation through the date of delivery of Consents and who shall not revoke such request, signed by a sufficient number of stockholders to authorize or take such action; (b) must describe the action proposed to be authorized or taken by Consent; and (c) must contain (i) such other information and representations, to the extent applicable, then required by the Corporation's Bylaws as though each stockholder submitting such Request was submitting a notice of a nomination for election to the Board of Directors at an annual meeting of stockholders or of other business to be brought before an annual meeting of stockholders, (ii) the text of the proposal (including the text of any resolutions to be adopted by Consent and the language of any proposed amendment to the Bylaws of the Corporation), and (iii) any agreement of the requesting stockholders required by the Bylaws of the Corporation. The Board of Directors may require the stockholders submitting a Request to furnish such other information as it may require to determine the validity of the Request. Stockholders seeking to authorize or take action by Consent shall update the information provided in the Request as required by the Corporation's Bylaws with respect to information provided concerning nominations for elections to the Board or other business at annual stockholders meetings.

Section 9.4 Stockholders are not entitled to authorize or take action by Consent if (a) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (b) an identical or substantially similar item of business, as determined by the Board of Directors in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders (a “Similar Item”), is included in the Corporation's notice of meeting as an item of business to be brought before an annual or special stockholders meeting that has been called but not yet held or that is called to be held on a date within 90 days after the receipt by the Corporation of the Request for such action, provided that the removal of directors without electing replacements shall not be a Similar Item to the election of directors, or (c) such Request was made in a manner that involved a violation of Regulation 14A promulgated under the Securities Exchange Act of 1934, or other applicable law.

Section 9.5 Stockholders may authorize or take action by Consent only if such Consents are solicited from all holders of common stock of the Corporation.

Section 9.6 Every Consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take or authorize the taking of the action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by Section 9.7 hereof, Consents signed by a sufficient number of stockholders to authorize or take such action are so delivered to the Corporation.

Section 9.7 Every Consent purporting to take or authorize the taking of corporate action must be dated and delivered to the Corporation or its registered office in the State of Delaware no earlier than 60 days after the delivery of a valid Request. Consents must be delivered to the Corporation's registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. The Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate (“Other Officer”), shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be authorized or taken by Consent as the Secretary of the Corporation or Other Officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the action to which the Consents relate is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation or Other Officer, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consents and such Inspectors shall discharge the functions of the Secretary of the Corporation or Other Officer, as the case may be, under this Article IX. If after such investigation the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, shall determine that the action has been duly authorized or taken by the Consents, that fact shall be certified on the records of the Corporation and the Consents shall be filed in such records. In conducting the investigation required by this Section 9.7, the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, may retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate, at the expense of the Corporation, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

Section 9.8 No action may be authorized or taken by the stockholders by Consent except in accordance with this Article IX. If the Board of Directors shall determine that any Request was not properly made in accordance with, or relates to an action that may not be effected by Consent pursuant to, this Article IX, or any stockholder seeking to authorize or take such action does not otherwise comply with this Article IX, then the Board of Directors shall not be required to fix a record date and any such purported action by Consent shall be null and void to the fullest extent permitted by applicable law. No Consent shall be effective until such date as the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, certify to the Corporation that the Consents delivered to the Corporation in accordance with Section 9.7 hereof represent at least the minimum number of votes that would be necessary to authorize or take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation.

Section 9.9 Nothing contained in this Article IX shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 9.10 Notwithstanding anything to the contrary set forth above, (a) none of the foregoing provisions of this Article IX shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (b) the Board of Directors shall be entitled to solicit stockholder action by Consent in accordance with applicable law.

ARTICLE X
SPECIAL MEETINGS

Special meetings of the stockholders of the Corporation for any purposes may be called at any time by a majority vote of the Board of Directors or the Chairman of the Board or Chief Executive Officer of the Corporation. Except as required by law or provided by resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons.

ARTICLE XI
OFFICERS

The officers of the Corporation shall be chosen in such manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

ARTICLE XII
INDEMNITY

The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL or (d) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article XII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE XIII
AMENDMENT

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at any time may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XIII. In addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock, the provisions (a) of the Bylaws of the Corporation may be adopted, amended or repealed if approved by a majority of the Board of Directors then in office or approved by holders of the Common Stock in accordance with applicable law and this Certificate of Incorporation and (b) of this Certificate of Incorporation may be adopted, amended or repealed as provided by applicable law.

ARTICLE XIV
BUSINESS COMBINATIONS

The Corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Fourth Amended and Restated Certificate of Incorporation on behalf of the Corporation this [   ] day of [   ], 2014.

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary